CERTIFICATE OF TRUST

                     OF PECO ENERGY CAPITAL TRUST III


         THIS Certificate of Trust of PECO Energy Capital Trust III (the "Trust"), dated as of March 13, 1998, is being duly executed and filed by First Union Trust Company, National Association, a national association, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C.
Section 3801, et seq.).

         1. Name. The name of the business trust formed hereby is PECO Energy Capital Trust III.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are First Union Trust Company, National Association, One Rodney Square, 920 King Street, First Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                        FIRST UNION TRUST COMPANY,
                        NATIONAL ASSOCIATION, not in its
                        individual capacity but solely as
                        trustee



                        By:  /s/   Edward L. Truitt, Jr.
                             ________________________________
                             Name: Edward L. Truitt, Jr.
                             Title:  Assistant Vice President